Exhibit 10  Purchase agreement dated as of March 20, 2000 between
            DiagnosTech, Inc., a subsidiary of La Jolla Diagnostics, Inc., and Meridian Diagnostics, Inc.


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<Page 14>


                    ---------------------------------------

                                 PURCHASE AGREEMENT

                    ---------------------------------------

                             DATED AS OF MARCH 20, 2000

                                    BETWEEN

                            MERIDIAN DIAGNOSTICS, INC.,

                                  AS PURCHASER

                                       AND

                                DIAGNOSTECH, INC.
                  (a Subsidiary of La Jolla Diagnostics, Inc.)

                                    AS SELLER

                                       AND

                            LA JOLLA DIAGNOSTICS, INC.


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<Page 15>

                                TABLE OF CONTENTS

                                                                      Page

ARTICLE 1      PURCHASE AND SALE......................................  1
        1.1    Agreement to Sell......................................  1
        1.2    Agreement to Purchase..................................  2
        1.3    The Purchase Price.....................................  2
        1.4    Payment of Purchase Price..............................  2
        1.5    Royalty Payment........................................  2
        1.6    Additional Payments....................................  2
        1.7    Books and Records......................................  3
        1.8    Seller's Right to Repurchase...........................  3

ARTICLE 2      CLOSING, ITEMS TO BE DELIVERED, THIRD PARTY
               CONSENTS, AND FURTHER ASSURANCES.......................  4
        2.1    Closing................................................  4
        2.2    Items to be Delivered at Closing By Seller.............  4
        2.3    Items to be Delivered at Closing by Purchaser..........  4
        2.4    Further Assurances.....................................  4

ARTICLE 3      REPRESENTATIONS AND WARRANTIES OF SELLER AND LA JOLLA..  4
        3.1    Corporate Existence....................................  4
        3.2    Corporate Power; Authorization; Enforceable Obligations  5
        3.3    No Third Party Options.................................  5
        3.4    Title to Assets; Condition of Assets...................  5
        3.5    Government Compliance..................................  5
        3.6    Continuing Contracts...................................  5
        3.7    Trademarks.............................................  5
        3.8    Technology.............................................  5
        3.9    Tax Matters............................................  6

ARTICLE 4      REPRESENTATIONS AND WARRANTIES OF PURCHASER............  6
        4.1    Corporate Existence....................................  6
        4.2    Corporate Power and Authorization......................  6

ARTICLE 5      RETURN OF ASSETS.......................................  6
        5.1    Return of Assets.......................................  6

ARTICLE 6      MISCELLANEOUS..........................................  7
        6.1    Transfer of Technology.  Seller shall make available to  7
        6.2    Inquiries..............................................  7
        6.3    Use of La Jolla Name...................................  7
        6.4    Noncompete.............................................  7
        6.5    Brokers' and Finders' Fees.............................  8
        6.6    Indemnification........................................  8
        6.7    Expenses...............................................  8
        6.8    Knowledge of the Seller................................  8
        6.9    Assignment and Binding Effect..........................  8
        6.10   Waiver.................................................  9
        6.11   Notices................................................  9
        6.12   Governing Law.......................................... 10
        6.13   Headings, Gender and "Person."......................... 10
        6.14   Schedules and Exhibits................................. 10
        6.15   Severability........................................... 10
        6.16   Counterparts........................................... 10
        6.17   Entire Agreement....................................... 10
        6.18   Amendments............................................. 10
        6.19   Exclusive Benefits..................................... 10
        6.20   Delays or Omissions.................................... 11
        6.21   Construction........................................... 11

ARTICLE 7      ADDITIONAL DEFINITIONS................................. 11
        7.1    Technology............................................. 11

Exhibits, Schedules and Attachments

Schedule 3.6 - Continuing Contracts................................... 13
Schedule 3.7 - Marks.................................................. 14

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<Page 16>
                                 PURCHASE AGREEMENT
                                 ------------------


     PURCHASE AGREEMENT, dated as of March 20, 2000, by and between DIAGNOSTECH, INC., a subsidiary of La Jolla Diagnostics, Inc., a California corporation ("Seller"), LA JOLLA DIAGNOSTICS, INC., a California corporation ("La Jolla") and MERIDIAN DIAGNOSTICS, INC., an Ohio corporation ("Meridian" or the "Purchaser"), with reference to the following RECITALS:

     A. Seller is engaged in, among other things, the manufacturing, marketing, distribution and sale of certain medical diagnostic products including the Myco Bacterium Tuberculosis Test (the "Product").

     B. Seller is the sole owner of the right, title and interest in and to the Product.

     C. Purchaser is engaged in the business of manufacturing and selling medical diagnostic products, and desires to purchase the Product of Seller.

     D. Subject to the limitations and exclusions contained in this Agreement and on the terms and conditions hereinafter set forth, Seller and La Jolla desire to sell and Purchaser desires to purchase the Product.

     NOW, THEREFORE, in consideration of the recitals and of the respective covenants, representations, warranties and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                                   ---------

                               PURCHASE AND SALE
                               -----------------

     1.1     AGREEMENT TO SELL.

             (a) At the Closing hereunder, Seller and La Jolla shall grant, sell, convey, assign, transfer and deliver to Purchaser, upon and subject to the terms and conditions of this Agreement, all right, title and interest of Seller and La Jolla in and to (i) the Product and all rights incident thereto including the product name, licenses, and other sale or distribution rights related thereto, and all goodwill associated therewith; (ii) Marks (as defined in Section 3.7 hereof) and rights under any trademark, service mark, trade name or copyright relating to the Product; (iii) all Technology, improvements thereto, trade secrets, inventions, patents or patents pending and other intellectual property related to the Product or under development, including, without limitation, technical know-how, quality control procedures and 510K authorizations relating to the Product, to the extent transferable; (iv) all inventory of Product in finished form or unfinished form on the Closing Date; and (v) all information, files, records, data, plans, contracts and recorded knowledge, including customer, prospective customer and supplier lists, related to (i) through (iv) above (all of which are herein sometimes collectively referred to as the "Assets"), free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions, encumbrances and interests of any nature.

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<Page 17>

     1.2 AGREEMENT TO PURCHASE. At the Closing hereunder, Purchaser shall purchase the Assets from Seller, upon and subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of Seller contained herein, in exchange for the Purchase Price.

     1.3 THE PURCHASE PRICE. The Purchase Price shall be Twenty Five Thousand and 00/100 Dollars ($25,000.00) payable at the Closing.

     1.4 PAYMENT OF PURCHASE PRICE. Purchaser shall pay to Seller the Purchase Price set forth in Section 1.3 by wire transfer of immediately available funds to such account as Seller shall designate.

     1.5 ROYALTY PAYMENT. Purchaser shall pay to Seller a royalty fee equal to eight percent (8%) of Purchaser's net sales of the Product for the period that Purchaser sells the Product. For purposes of this Agreement, Purchaser's net sales shall mean the aggregate amount invoiced for sales or rental of the Product by Purchaser to a person or entity (other than an affiliate of Purchaser) less (a) sales, service, value-added or similar taxes or excises incurred in connection with such sale, and (b) governmental charges incurred in connection with the importation or exportation of such Product in final form; and (c) credit allowances, rebates to, and charge backs from the account of, such person or entity for spoiled, damaged, rejected or returned Product, and
(d) transportation, shipping and any other delivery charges of the Product. Purchaser agrees to pay to Seller the royalty fee required by this Section 1.5 within thirty (30) days after the close of each fiscal quarter of Purchaser for each December, March, June and September. Net Sales include all sales by Purchaser and any assignee, licensee, or other successor in interest of Purchaser.

     1.6 Additional Payments. Purchaser shall pay Seller the following additional amounts, but in no event shall Purchaser be obligated to make any payments to Seller in excess of Three Hundred Thousand and 00/100 Dollars ($300,000.00) pursuant to this Section 1.6. Net Sales include all sales by Purchaser and any assignee, licensee, or other successor in interest of
Purchaser:

             (a) If and when Purchaser reaches annual aggregate net sales of Two Million and 00/100 Dollars ($2,000,000.00) but less than Five Million and 00/100 Dollars ($5,000,000.00) of the Product, calculated in any one year of Purchaser based on Purchaser's fiscal year beginning October 1 and ending on September 30, Purchaser shall pay Seller One Hundred Thousand and 00/100 Dollars ($100,000.00) within forty five (45) days of the date such sales of the Product are made; and

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<Page 18>


             (b) If and when Purchaser reaches annual aggregate net sales of Five Million and 00/100 Dollars ($5,000,000.00) or greater of the Product, calculated in any one year of Purchaser based on Purchaser's fiscal year beginning October 1 and ending on September 30, Purchaser shall pay Seller Two Hundred Thousand and 00/100 Dollars ($200,000.00) within forty five (45) days of the date such sales of the Product are made.

     1.7 BOOKS AND RECORDS. Purchaser and its affiliates shall keep accurate books and records as reasonably needed for determination of Sales Royalty payments due under Section 1.5 above. Such books and records shall be maintained for a period of at least three (3) years from the expiration of the relevant Sales Royalty payment period.

             Not more than once in each fiscal year, Seller may have the books and records of the Purchaser or any of its successors, audited by an independent certified public accounting firm ("CPA Firm") reasonably acceptable to Purchaser to the extent necessary to verify the correctness of any Sales Royalty payment report furnished under this Agreement. If such independent CPA Firm should determine that an underpayment of Sales Royalty may have occurred, Seller may have Purchaser's independent accountants review the Purchaser's records and the report and calculations of the CPA Firm to determine Purchaser's agreement. If the CPA Firm and Purchaser's independent accountants do not agree, and the parties cannot agree to a mutually satisfactory resolution, then a third accounting firm shall be hired by the parties to finally resolve the correct amount due. The determination by the third independent certified public accounting firm shall be final. The CPA Firm or any third firm shall keep all information received in connection with any audit confidential, and they shall report to Seller and Purchaser only the accuracy of and/or any deficiencies in any such Sales Royalty payment report. The fee for such CPA Firm and any third firm shall be paid by Seller unless the audit finally results in an upward adjustment of Sales Royalty payments due Seller by more than Five Percent (5%) of the amount due under this Agreement; in such case, Purchaser shall pay the full cost of such audits. In any event, Purchaser shall pay any finally determined underpayment with interest in accordance with Section 1.3 above.

     1.8 SELLER'S RIGHT TO REPURCHASE. If Purchaser notifies Seller in writing that it has ceased production and distribution of the Product, Seller shall have the right of first refusal, to be exercised within thirty (30) days of receipt of Purchaser's written notice, to repurchase the Assets, excluding all improvements to the Product made by Purchaser, for the sum of Twenty-Five Thousand Dollars ($25,000.00). If Seller fails to respond during such thirty
(30) day period in writing to Purchaser, it shall be deemed that Seller does not wish to exercise its right of first refusal. If Seller exercises the right to purchase granted in this Section 1.8, the Closing shall occur within thirty
(30) days of Seller's written notification of its desire to exercise its right to repurchase.


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<Page 19>
                                   ARTICLE 2

                   CLOSING, ITEMS TO BE DELIVERED, THIRD PARTY
                       CONSENTS, AND FURTHER ASSURANCES
                   -------------------------------------------


     2.1 CLOSING. The closing (the "Closing") of the sale and purchase of the Assets are taking place contemporaneously with the execution of this Agreement. The date of the Closing is sometimes herein referred to as the "Closing Date."

     2.2 ITEMS TO BE DELIVERED AT CLOSING BY SELLER. At the Closing and subject to the terms and conditions herein contained, Seller shall deliver to Purchaser the following:

             (a) The bill of sale as shall be necessary and effective to transfer and assign to, and vest in, Purchaser good and valid title in all of Seller's right, title and interest in and to the Assets; and

             (b) Any and all tests, manuals, clinical data, production processes or other written material of whatsoever kind or nature relating to the Product or the Technology in the possession or the property of Seller, including without limitation all governmental approvals and filings.

     2.3 ITEMS TO BE DELIVERED AT CLOSING BY PURCHASER. At the Closing and subject to the terms and conditions herein contained, Purchaser shall deliver to Seller the Purchase Price in accordance with Section 1.3.

     2.4 FURTHER ASSURANCES. After the Closing, each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

                                   ARTICLE 3

              REPRESENTATIONS AND WARRANTIES OF SELLER AND LA JOLLA
              -----------------------------------------------------


     Seller and La Jolla, jointly and severally, hereby represent and warrant to Purchaser that:

     3.1 CORPORATE EXISTENCE. Seller and La Jolla are corporations duly organized, validly existing and in good standing under the laws of the State of California. Seller is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction where the conduct of its business requires it to be so qualified, except to the extent the failure to so qualify would not have a material adverse effect on Seller.


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<Page 20>


     3.2 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Seller and La Jolla have the power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Seller and La Jolla have been duly authorized by all necessary corporate action. This Agreement has been, and the other agreements, documents and instruments required to be delivered by Seller and La Jolla in accordance with the provisions hereof (the "Documents") will be, duly executed and delivered on behalf of Seller and La Jolla, and this Agreement constitutes, and the Documents when executed and delivered will constitute, the legal, valid and binding obligations of Seller, and La Jolla enforceable against Seller and La Jolla in accordance with their respective terms.

     3.3 NO THIRD PARTY OPTIONS. There are no existing agreements, options, commitments or rights with, of or to any person to acquire any of Seller's assets, properties or rights included in the Assets or any interest therein, except for those contracts entered into in the normal course of business consistent with past practice for the sale of Product inventory of Seller.

     3.4 TITLE TO ASSETS; CONDITION OF ASSETS. Seller has good, valid and marketable title to the Product; free and clear of all mortgages, liens, pledges or security interests.

     3.5 GOVERNMENT COMPLIANCE. Seller has obtained all necessary approvals, licenses and permits for the manufacture and sale of the Product and Technology in each other jurisdiction where the Product is currently sold and Seller is not in violation of any material governmental statute, rule or regulation relating to the manufacture and sale of the Product.

     3.6 CONTINUING CONTRACTS. Schedule 3.6 attached hereto contains a correct and complete list of all contracts, agreements, commitments, and engagements of the Seller relating to the Product and the Technology.

     3.7 TRADEMARKS. Schedule 3.7 hereto contains a true, correct and complete description of all trademarks, service marks, trade names, copyrights, and all applications therefore used with the Product and the Business, (collectively the "Marks"). Seller and La Jolla have the sole and exclusive right to use the Marks. Seller has no knowledge of any infringement of its Marks by any person and no claims or litigation have been asserted or threatened by any person contesting the right of Seller to use, or the validity of the Marks, or challenging or questioning the validity or effectiveness of any license or agreement pertaining thereto, and the use of any such Marks by Seller does not infringe on the rights of any person or violate any license or other agreement applicable thereto.

     3.8 TECHNOLOGY. Seller has the sole and exclusive right to the Technology and the right to transfer the Technology to Purchaser. Seller has no knowledge of any infringement of its Technology by any person and no claims or litigation have been asserted or threatened by any person contesting the right of Seller to use, or challenging or questioning the validity or effectiveness of any license or agreement pertaining thereto, and the use of such Technology by Seller does not infringe on the rights of any person or violate any license or agreement applicable thereto. If any party alleges infringement by Purchaser's purchase and subsequent use of the Technology, Seller shall hold harmless and defend Purchaser against any and all such claims, damages, liabilities and expenses, and shall further allow Purchaser to resolve any such claim of infringement with any Person or entity, and reduce the Royalty Payment due pursuant to Section 1.5 by a corresponding amount to reimburse Purchase in full for any and all such payments or expenses made to resolve such infringement, whether such payments are cash payments, royalty/license payments or payments made over time.


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<Page 21>


     3.9 TAX MATTERS. To the best of Seller's knowledge, the Product constitutes a separate unit of a trade or business under Internal Revenue Code ("IRC") Section 41(f)(3)(A). The qualified research and experimental expenses incurred in the base period from September 1998 through March 2000 were Three Hundred Ninety-Nine Thousand Four Hundred Seventy-Six and 87/100 Dollars ($399,476.87). No gross receipts were recorded during the base period. This information is being furnished under IRC Section 41(f)(3)(B).

                                   ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------


     Purchaser represents and warrants to Seller and La Jolla as follows:

     4.1 CORPORATE EXISTENCE. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.

     4.2 CORPORATE POWER AND AUTHORIZATION. Purchaser has the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Purchaser has been duly authorized by all necessary corporate action. This Agreement has been, and the other agreements, documents and instruments required by Purchaser in accordance with the provisions hereof ("Purchaser's Documents") will be, duly executed and delivered by Purchaser and this Agreement constitutes and the Purchaser's Documents when executed and delivered will constitute, the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with its respective terms.


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<Page 22>
                                   ARTICLE 5

                                RETURN OF ASSETS
                                ----------------


     5.1 RETURN OF ASSETS. In the event Purchaser fails to make the payments provided under Article I of this Agreement within thirty (30) days after the due date, Purchaser shall immediately return the Product and the Assets to Seller, including all materials furnished to Purchaser and all copies and reproductions thereof and shall execute any and all documentation that Seller shall deem necessary or appropriate to cause a complete return of the Assets to Seller, free, clear and unencumbered. Upon return of the Assets to Seller, Purchaser shall have no right, title or interest in the Assets.

                                   ARTICLE 6

                                 MISCELLANEOUS
                                 -------------


     6.1 TRANSFER OF TECHNOLOGY. Seller shall make available to Purchaser sufficient qualified personnel capable of transferring Technology to Purchaser; such personnel of Seller will train Purchaser's personnel to reproduce the antigen antibodies and reagents necessary for the continued production of the Product.

     6.2 INQUIRIES. Seller shall refer all inquiries regarding the Product which it receives to Purchaser.

     6.3     USE OF LA JOLLA NAME. Purchaser shall be permitted to use the
La Jolla trade name for a period of six (6) months from the date hereof in connection with the marketing, advertising and promoting of the Product solely with the following references: "The Product was acquired from La Jolla" or "The Product formerly manufactured by La Jolla." If Purchaser desires to use other phrases or terms referencing La Jolla in any manner, prior written approval shall be obtained before such use. Nothing in this Section 6.3, or in this Agreement, shall be deemed to give Purchaser any claim or right to the La Jolla name or trademarks pertaining to the Product during or after termination of this Agreement. Any and all use of the La Jolla name hereunder by Purchaser shall be solely in conjunction with the Product as specified herein and any such use shall inure to the benefit of La Jolla.

     6.4 NONCOMPETE. For the period that this Agreement is in effect and for a period of one (1) year after the date of termination of this Agreement for any reason, Seller and La Jolla covenant and agree that Seller and La Jolla shall not, directly or indirectly, sell, distribute or otherwise market any product which is in direct competition with the Product, provided, however, that Seller and La Jolla and their affiliates shall have the right to use the Technology to develop a product which does not compete with the Product. In the event that Seller or La Jolla breach Section 6.4 of this Agreement, in addition to any other remedies to which Purchaser may be entitled (by law, equity or otherwise), during the term of such breach Purchaser shall have no obligation for making the royalty payments otherwise required by Section 1.5 of this Agreement.


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<Page 23>

     6.5     BROKERS' AND FINDERS' FEES.

             (a) Seller and La Jolla represent and warrant to Purchaser that all negotiations relative to this Agreement have been carried on by it and its representations without the intervention of any person who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby, and Seller and La Jolla agree to indemnify and hold harmless Purchaser against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by it as a result of Seller's dealings, arrangements or agreement with any such person.

             (b) Purchaser represents and warrants that all negotiations relative to this Agreement have been carried on by it directly without the intervention of any person who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby, and Purchaser agrees to indemnify and hold harmless Seller against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by it as a result of Purchaser's dealings, arrangements or agreements with any such person.

     6.6     INDEMNIFICATION.

             (a) Purchaser shall indemnify, defend and hold harmless Seller and La Jolla from and against any claims, liabilities and damages that Seller or La Jolla may incur arising from sales of the Product from and after the Closing, and any breach of this Agreement by Purchaser.

             (b) Seller and La Jolla, jointly and severally, shall hold harmless, defend and indemnify Purchaser from and against any claims, liabilities and damages that Purchaser may incur arising from sales of the Product prior to and up to the Closing by Seller, and any breach of this Agreement by Seller or La Jolla.

     6.7 EXPENSES. Except as otherwise provided in this Agreement, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

     6.8 KNOWLEDGE OF THE SELLER. As used in this Agreement, the terms "to the best knowledge of the Seller," "to the best of Seller's knowledge," or similar phrases, shall mean the actual knowledge of any officers, directors or senior employees of the Seller.


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<Page 24>

     6.9 ASSIGNMENT AND BINDING EFFECT. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of Seller and Purchaser.

     6.10 WAIVER. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

     6.11 NOTICES. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by registered or certified mail, postage prepaid, as follows:

             If to Seller, to:

                  DIAGNOSTECH, INC., a subsidiary of
                  LA JOLLA DIAGNOSTICS, INC.
                  7855 Ivanhoe Ave., Suite 322
                  La Jolla, California  92037
                  Attention:  Chief Financial Officer

             If to La Jolla, to:

                  LA JOLLA DIAGNOSTICS, INC.
                  1020 Prospect Street, Suite 210
                  La Jolla, California  92037

             If to Purchaser, to:

                  MERIDIAN DIAGNOSTICS, INC.
                  3471 River Hills Drive
                  Cincinnati, Ohio  45244
                  Attention:  President

             With a required copy to:

                  Keating, Muething & Klekamp, P.L.L.
                  One East Fourth Street
                  1800 Provident Tower
                  Cincinnati, Ohio  45202
                  Attention:  James M. Jansing, Esq.


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<Page 25>


or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telegraphed or mailed.

     6.12 GOVERNING LAW. This Agreement and the legal relations between the parties shall be governed by, interpreted and enforced in accordance with the laws of the State of Ohio.

     6.13 HEADINGS, GENDER AND "PERSON." All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity.

     6.14 SCHEDULES AND EXHIBITS. All Attachments, Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.

     6.15 SEVERABILITY. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     6.16 COUNTERPARTS. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

     6.17 ENTIRE AGREEMENT. This Agreement, including the Attachments, Schedules and other documents referred to herein which form a part hereof, and any confidentiality agreement entered into by the parties hereto, contain the entire understanding of the parties with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter other than the confidentiality agreement previously referenced. The representations and warranties of Seller, La Jolla and Purchaser shall survive the Closing of this Agreement.


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<Page 26>


     6.18 AMENDMENTS. This Agreement may not be changed orally, but only by an agreement in writing signed by each of the parties hereto. Any provision of this Agreement can be waived, amended, supplemented or modified by written agreement of each of the parties hereto.

     6.19 EXCLUSIVE BENEFITS. Nothing in this Agreement is intended to confer any rights or remedies, whether express or implied, under or by reason of this Agreement, on any persons other than the parties hereto and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement.

     6.20 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any other party hereto, under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

     6.21 CONSTRUCTION. This Agreement is to be deemed to have been prepared jointly by the parties hereto after arms-length negotiations, and any uncertainty or ambiguity existing herein shall not be interpreted against any party, but according to the application of the rules of interpretation or contracts.

                                   ARTICLE 7

                            ADDITIONAL DEFINITIONS
                            ----------------------


     For purposes of this Agreement the following terms shall have the meanings set forth below:

     7.1 TECHNOLOGY. "Technology" means the patented and unpatented proprietary information and know how of Seller relating to the manufacture, use and application of the Product or improvements thereto, including, but not limited by enumeration to, all know how methods, data and information relating to the formulation, composition, synthesis, testing, evaluation, quantities, ingredients, sources, specifications, equipment, test data, methods, materials, components, assay, stability, sensitivity, specificity and quality testing.


                                  - Page 11 -
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<Page 27>


IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written.

                                        MERIDIAN DIAGNOSTICS, INC.
                                        (Purchaser)


                                        By:  /s/ William J. Motto
                                             -----------------------
                                             Name:  William J. Motto
                                             Title: Chairman & CEO



                                        DiagnosTech, Inc., a subsidiary of
                                        La Jolla Diagnostics, Inc. (Seller)


                                        By:  /s/ Don Brucker
                                             -----------------------
                                             Name:  Don Brucker
                                             Title: Chairman and C.E.O.

                                        LA JOLLA DIAGNOSTICS, INC. (La Jolla)

                                        By:  /s/ Don Brucker
                                             -----------------------
                                             Name:  Don Brucker
                                             Title: Chairman and C.E.O.


                                  - Page 12 -
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<Page 28>


                                  Schedule 3.6


                              Continuing Contracts


    None


                                  - Page 13 -
-------------------------------------------------------------------------------
<Page 29>


                                  Schedule 3.7


                                     Marks


     None


                                  - Page 14 -
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<Page 30>


                                 BILL OF SALE


     This Bill of Sale dated as of March 20, 2000 is executed and delivered by DiagnosTech, Inc., a subsidiary of La Jolla Diagnostics, Inc., a California corporation ("Seller"), La Jolla Diagnostics, Inc., a California corporation ("La Jolla") to Meridian Diagnostics, Inc., an Ohio corporation ("Purchaser"). All capitalized words and terms used in this Bill of Sale and not defined herein shall have the respective meanings given to them in the Purchase Agreement dated as of March 20, 2000 by and between the Seller, La Jolla and the Purchaser (the "Agreement").

     WHEREAS, pursuant to the Agreement, the Seller and La Jolla have agreed to sell, transfer, convey, and assign and deliver to the Purchaser the Assets; and

     NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and La Jolla hereby agree as follows:

     1. The Seller and La Jolla hereby sell, transfer, convey, assign and deliver to the Purchaser, its successors and assigns, to have and to hold forever, all of the Assets.

     2. The Seller and La Jolla hereby covenant and agree that each will, at the request of the Purchaser and without further consideration, execute and deliver, and will cause their employees to execute and deliver such other instruments of sale, transfer, conveyance and assignment, and to take such other action as may be reasonably necessary to more effectively sell, transfer, convey and assign and deliver to, invest in the Purchaser, its successors and assigns, good, clear, record and marketable title to the Assets hereby sold, transferred, conveyed, assigned and delivered, or intended so to be, and to put Purchaser in actual possession and operating control thereof, to assist Purchaser in exercising all rights with respect thereto and to carry out the purpose and intent of the Agreement.

     3. Seller and La Jolla, by their execution of this Bill of Sale, and the Purchaser, by its acceptance of the Bill of Sale, each hereby acknowledge and agree that neither the representations and warranties nor the rights and remedies of any party under the Agreement shall be deemed to be enlarged, modified or altered in any way by this Bill of Sale, and shall survive the delivery of this Bill of Sale.


                                  - Page 15 -
-------------------------------------------------------------------------------
<Page 31>


     IN WITNESS WHEREOF, the Seller and Purchaser have caused this Bill of Sale to be duly executed as of and on the date first above written.


WITNESS:                             DIAGNOSTECH, INC.,
                                     a subsidiary of La Jolla Diagnostics, Inc.


/s/ M S Huebotter                    BY:  /s/ Don Brucker
-----------------------------             ------------------------------


                                     LA JOLLA DIAGNOSTICS, INC.


/s/ M S Huebotter                    BY:  /s/ Don Brucker
-----------------------------             ------------------------------



ACCEPTED:

MERIDIAN DIAGNOSTICS, INC.

BY:  /s/ William J. Motto

TITLE:  Chairman & CEO